UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2018

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Egalet Corporation (the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2018, the Company received a deficiency notice, dated March 8, 2018, from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq’s Listing Rule 5450(a) (the “Bid Price Rule”), as the closing bid price of the Company’s common stock had been below $1.00 for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided an initial grace period of 180 calendar days, or until September 4, 2018, to regain compliance with the Rule.

On September 5, 2018, the Company received a letter from Nasdaq indicating that the Company did not regain compliance with the $1 minimum bid price requirement for continued listing, as set forth in the Bid Price Rule, by the previously established deadline of September 4, 2018. Accordingly, this matter serves as an additional basis for delisting the Company’s common stock from the Nasdaq, and the Nasdaq Hearings Panel (the “Hearings Panel”) will consider the Company’s failure to regain compliance with the minimum bid price requirement in its decision regarding the Company’s continued listing on The Nasdaq Capital Market.  The Company has been asked to, and plans to, present its views with respect to this minimum bid price deficiency to the Hearings Panel in writing no later than September 12, 2018.

Also as previously disclosed, the Company received a deficiency notice, dated November 24, 2017, from Nasdaq indicating that the Company was not in compliance with The Nasdaq Global Market continued listing requirement set forth in Nasdaq’s Listing Rule 5450(b)(2)(A) (the “Minimum Market Value Rule”), as the minimum market value of the Company’s common stock had been below $50 million for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided an initial grace period of 180 calendar days, or until May 23, 2018, to regain compliance with the Minimum Market Value Rule.  The Company did not regain compliance with the Minimum Market Value Rule by May 23, 2018, and on May 30, 2018, the Company requested a hearing before the Hearings Panel, which stayed the potential delisting of the Company’s common stock pending the issuance of the Hearings Panel’s decision and the expiration of any extension granted by the Hearings Panel.  On July 9, 2018, the Company received notice from the Nasdaq that the Hearings Panel approved the transfer of the listing of the Company’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market effective at the open of business on July 11, 2018. The continued listing of the Company’s common stock on The Nasdaq Capital Market is subject to (i) the fulfillment of certain conditions and milestones and (ii) the Company’s evidencing a market value of the Company’s common stock of over $35 million for at least 10 consecutive trading days not later than November 20, 2018.

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2017, and periodic reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2018	Egalet Corporation

	By:	/s/ Stan Musial
		Name:	Stan Musial
		Title:	Chief Financial Officer